EXECUTION COPY

AMENDMENT NO. 7

TO

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Dated as of November 20, 2014

THIS AMENDMENT NO. 7 (this “Amendment”) is entered into as of November 20, 2014 by and among Consumers Receivables Funding II, LLC, a Delaware limited liability company (the “Seller”), Consumers Energy Company, a Michigan corporation (“Consumers”), as initial servicer (the “Servicer”), the entities party hereto from time to time as Conduits (together with any of their respective successors and assigns hereunder, the “Conduits”), the entities party hereto from time to time as Financial Institutions (together with any of their respective successors and assigns hereunder, the “Financial Institutions”), the entities party hereto from time to time as Managing Agents (together with any of their respective successors and assigns hereunder, the “Managing Agents”) and The Bank of Nova Scotia, (“BNS”), as assignee of JPMorgan Chase Bank, N.A., as administrative agent for the Purchasers (together with its successors and assigns hereunder, the “Administrative Agent”).

PRELIMINARY STATEMENT

The Seller, the Servicer, the Conduits, the Financial Institutions, the Managing Agents and the Administrative Agent are parties to that certain Amended and Restated Receivables Purchase Agreement dated as of November 23, 2010 (as amended prior to the date hereof and as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “RPA”).  Terms used herein and not otherwise defined herein shall have the meanings assigned in the RPA.

The parties to the RPA enter into this Amendment to provide for certain modifications to the terms and provisions of the RPA as more particularly set forth herein below.

NOW THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.Amendments to the RPA.  Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the RPA is hereby amended as follows:

1.1.  Exhibit I to the RPA is hereby amended to delete the definitions therein of “Excess SPP Arrearage Amount”, “Liquidity Termination Date” and “SPP Arrearage Amount” and replace them with the following:

“Excess SPP Arrearage Amount” means at any time, an amount equal to the positive difference, if any, between (i) the SPP Arrearage Amount as of such time and (ii) 4.0% of the aggregate Outstanding Balance of all Eligible Receivables at such time.

“Liquidity Termination Date” means November 20, 2016.

“SPP Arrearage Amount” means, at any time, 12.5% of the aggregate Outstanding Balance of all Eligible Receivables at such time.

2.Conditions Precedent.   This Amendment shall become effective and be deemed effective, as of the date first above written, upon the latest to occur of receipt by the Administrative Agent of one copy of each of this Amendment.

3.Covenants, Representations and Warranties of the Seller and the Servicer.

3.1.Upon the effectiveness of this Amendment, each of the Seller and the Servicer hereby reaffirms all covenants, representations and warranties made by it in the RPA, as amended, and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the effective date of this Amendment.

3.2.Each of the Seller and the Servicer hereby represents and warrants as to itself (i) that this Amendment constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity which may limit the availability of equitable remedies and (ii) upon the effectiveness of this Amendment, that no event shall have occurred and be continuing which constitutes an Amortization Event or a Potential Amortization Event.

4.Fees, Costs, Expenses and Taxes.  Without limiting the rights of the Administrative Agent, the Managing Agents and the Purchasers set forth in the RPA and the other Transaction Documents, the Seller agrees to pay on demand all reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent, the Managing Agents and the Purchasers incurred in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered in connection herewith and with respect to advising the Administrative Agent and the Purchasers as to their rights and responsibilities hereunder and thereunder.

5.Ratification.  The RPA, as amended hereby, is hereby ratified, approved and confirmed in all respects.

6.Reference to Agreement.  From and after the effective date hereof, each reference in the RPA to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to the RPA in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the RPA as amended by this Amendment.

7.CHOICE OF LAW.  THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW

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OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

8.Execution of Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

9.Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

CONSUMERS RECEIVABLES FUNDING II, LLC, as Seller

By: /s/ DV Rao
     Name:  Venkat Dhenuvakonda Rao
     Title:    President, Chief Executive Officer,

      Chief Financial Officer and Treasurer

CONSUMERS ENERGY COMPANY, as Servicer

By: /s/ DV Rao
     Name:  Venkat Dhenuvakonda Rao
     Title:    Vice President and Treasurer

Signature Page to

Amendment No. 7 to Amended and Restated Receivables Purchase Agreement

BNS PURCHASER GROUP:

LIBERTY STREET FUNDING LLC,

as a Conduit

By: /s/ Frank B. Bilotta____________

     Name:  Frank B. Bilotta

     Title:  Vice President

THE BANK OF NOVA SCOTIA, as a Financial Institution, as a Managing Agent and as Administrative Agent

By: /s/ Thane Rattew
     Name:  Thane Rattew
     Title: Managing Director

Signature Page to

Amendment No. 7 to Amended and Restated Receivables Purchase Agreement